Exhibit 23.1

Consent of Independent Registered Public Accountanting Firm

Arrhythmia Research Technology, Inc. 25 Sawyer Passway
Fitchburg, MA 01420

We hereby consent to the incorporation by reference in the Company’s Registration Statements on Form S-8 (No. 333-111326 and No. 333-120329) and in the Company’s Registration Statement on Form S-3 (No. 333-115251) of our audit report dated March 4, 2005, relating to the consolidated financial statements of Arrhythmia Research Technology, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ BDO Seidman, LLP
Gardner, Massachusetts
March 30, 2005